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                                     PROXY
                                 PST VANS, INC.
                              1901 WEST 2100 SOUTH
                           SALT LAKE CITY, UTAH 84119

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Kenneth H. Norton, Robert D. Hill and Neil R. Vos and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of PST Vans, Inc., a Utah corporation (the "Company"), held of
record by the undersigned on     , 1998 at the Annual Meeting of Stockholders
(the "Annual Meeting") to be held at the         , Salt Lake City, Utah on    ,
   , 1998, at    m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

 1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER dated as of July 7, 1998 (the "Merger") among U.S.Xpress Enterprises, Inc., a Nevada corporation, PST Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of U.S.Xpress Enterprises, Inc., and the Company.
  [_] FOR    [_] AGAINST    [_] ABSTAIN
 2. ELECTION OF DIRECTORS, to serve until consummation of the Merger (or, if the Merger is not consummated, for a three year term expiring at the annual meeting of stockholders of the Company to be held in 2001 and until their successors shall be duly elected and shall qualify).

  [_] FOR the nominees listed below      [_] WITHHOLD AUTHORITY to
   (except as marked to the contrary      vote for the nominees
   below).                                listed below.

 INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee's name in the list below.)
                     KENNETH R. NORTON    CHARLES A. LYNCH
 3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountant of the Company for the year ending December 31, 1998 (or until consummation of the Merger).
  [_] FOR    [_] AGAINST    [_] ABSTAIN
 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER, FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN IT PROMPTLY IN
THE ACCOMPANYING PREPAID ENVELOPE.

                                                  DATED: ________________, 1998
                                                  Signature: __________________
                                                  -----------------------------
                                                   Signature (if held jointly)

                                                  (Please sign above exactly
                                                  as the shares are issued.
                                                  When shares are held by
                                                  joint tenants, both should
                                                  sign. When signing as attor-
                                                  ney, executor, administra-
                                                  tor, trustee or guardian,
                                                  please give full title as
                                                  such. If a corporation,
                                                  please sign in full corpo-
                                                  rate name by president or
                                                  other authorized officer. If
                                                  a partnership, please sign
                                                  in partnership name by au-
                                                  thorized person.)